UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

SEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Initial Form 8-K filed on October 1, 2020 (the “Initial Form 8-K”), the Board of Directors (the “Board”) of Semtech Corporation (the “Company”) had appointed each of Paula LuPriore and Martin S.J. Burvill to serve as a director of the Company effective October 1, 2020. The Board has determined that each of Ms. LuPriore and Mr. Burvill is an independent director under the listing standards of the Nasdaq Stock Market (“Nasdaq”). As of the date of the Initial Form 8-K, Ms. LuPriore and Mr. Burvill had not been appointed to any committees of the Board.

On March 31, 2021, the Board appointed Ms. LuPriore to the Audit Committee of the Board and Mr. Burvill to the Compensation Committee of the Board. The Board has determined that Ms. LuPriore meets the additional independence requirements for audit committee members, as set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and that Mr. Burvill meets the independence requirements for Compensation Committee members under the listing standards of Nasdaq.

In accordance with the Company’s Policy Regarding Director Compensation, each of Ms. LuPriore and Mr. Burvill will receive an additional retainer of $10,000 per year for her and his service on the Audit Committee and Compensation Committee, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: March 31, 2021	/s/ Emeka N. Chukwu
Name: Emeka N. Chukwu
Title: Chief Financial Officer